SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the registrant                             [X]
Filed by a party other than the registrant          [ ]

Check the appropriate box:
     [ ]  Preliminary proxy statement
     [ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [X]  Definitive proxy statement
     [ ]  Definitive additional materials
     [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  TEKGRAF, INC.
   --------------------------------------------------------------------------
                 Name of Registrant as Specified in Its Charter)

   --------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

                                 [LOGO] TEKGRAF


                                  TEKGRAF, INC.

                           980 CORPORATE WOODS PARKWAY
                          VERNON HILLS, ILLINOIS 60061
                                 (847) 913-5888

                                                                   April 2, 2001


Dear Shareholder:

         We cordially invite you to attend the Annual Meeting of Shareholders of Tekgraf, Inc. to be held on Thursday, May 17, 2001 at 10:00 a.m. local time at the Marriott Lincolnshire located at 10 Marriott Drive, Lincolnshire, Illinois 60069. At the Annual Meeting, the board of directors will ask you to elect five directors and to amend and restate Tekgraf's employee stock option plan.

         It is important that your shares are represented at the Annual Meeting, whether or not you plan to attend. To be certain that you will be represented, please sign, date and return the enclosed proxy card in the envelope provided as soon as possible. If your bank or broker offers telephone or Internet voting and you choose to use one of those forms of voting, it is not necessary for you to return your proxy card. In any event, please vote as soon as possible.

         We have enclosed a copy of Tekgraf's Annual Report on Form 10-K. We encourage you to read the Annual Report. It includes Tekgraf's audited financial statements for the year ended December 31, 2000 as well as information about Tekgraf's operations, markets, products and services.

         On behalf of the board of directors and management, I would like to express our appreciation for your interest in the affairs of Tekgraf.

                                        Sincerely,

                                        /s/ William M. Rychel

                                        William M. Rychel
                                        PRESIDENT AND CHIEF
                                        EXECUTIVE OFFICER

                                  TEKGRAF, INC.

                           980 CORPORATE WOODS PARKWAY
                          VERNON HILLS, ILLINOIS 60061
                                 (847) 913-5888



               --------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

               --------------------------------------------------



                             THURSDAY, MAY 17, 2001
                                   10:00 A.M.
                              MARRIOTT LINCOLNSHIRE
                                10 MARRIOTT DRIVE
                          LINCOLNSHIRE, ILLINOIS 60069


         The purpose of our Annual Meeting is to:

         1. elect five directors to each serve for a one-year term; and

         2. amend and restate our 1997 Stock Option Plan to increase the number of shares that we may issue under the plan from 1,000,000 to 1,250,000.

         You can vote at the Annual Meeting in person or by proxy if you were a shareholder of record on Tuesday, March 20, 2001. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

         Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 is enclosed.

                                        By Order of the Board of Directors

                                        /s/ William M. Rychel

                                        William M. Rychel
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

April 2, 2001

                                  TEKGRAF, INC.

                         ------------------------------

                                 PROXY STATEMENT

                         ------------------------------


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Questions and Answers........................................................1
Election of Directors........................................................4
Meetings and Committees of the Board of Directors............................5
Director Compensation........................................................5
Ownership of Tekgraf Common Stock............................................6
Section 16(a) Beneficial Ownership Reporting Compliance......................8
Executive Compensation.......................................................8
Certain Relationships and Related Transactions...............................10
Compensation Committee Report on Executive Compensation......................12
Company Performance..........................................................15
Audit Committee Report.......................................................16
Independent Public Accountants...............................................17
Amendment and Restatement of 1997 Stock Option Plan..........................18
Executive Officers...........................................................22
Audit Committee Charter......................................................A-1


         This proxy statement and form of proxy are first being mailed to shareholders on or about April 2, 2001.

                           ANNUAL REPORT ON FORM 10-K

         A COPY OF OUR ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, IS ENCLOSED WITH THIS PROXY STATEMENT. YOU MAY OBTAIN A COPY OF THE EXHIBITS DESCRIBED IN THE FORM 10-K FOR A FEE UPON REQUEST. PLEASE CONTACT THOMAS M. MASON, CHIEF FINANCIAL OFFICER, TEKGRAF, INC., 980 CORPORATE WOODS PARKWAY, VERNON HILLS, ILLINOIS 60061.

                                EXPLANATORY NOTE

         On January 21, 2000, we eliminated our dual class of stock and all outstanding shares of Class B common stock were converted into shares of Class A common stock on a one-for-one basis. References in this proxy statement to our stock or common stock are references to Class A common stock.

                              QUESTIONS AND ANSWERS

WHAT AM I VOTING ON?

         The board of directors of Tekgraf is soliciting your vote on:

            * the election of five directors to each serve for a one-year term; and

            * the amendment and restatement of our 1997 Stock Option Plan to increase the number of shares issuable under the plan from 1,000,000 shares to 1,250,000 shares.

WHO MAY VOTE?

         Shareholders at the close of business on March 20, 2001, the record date, are entitled to vote. On that date, there were 5,347,331 shares of Tekgraf common stock outstanding.

HOW MANY VOTES DO I HAVE?

         Each share of Tekgraf common stock that you own entitles you to one vote.

HOW DO I VOTE?

         All shareholders may vote by mail. If you hold your shares through a bank or broker, you also may be able to vote by telephone or over the Internet. To vote by mail, please sign, date and mail your proxy in the postage paid envelope provided. If your bank or broker does not offer telephone or Internet voting, please complete and return your proxy by mail. If you attend the Annual Meeting in person and would like to vote then, we will give you a ballot. If your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 20, 2001, the record date for voting.

HOW DOES DISCRETIONARY VOTING AUTHORITY APPLY?

         If you sign, date and return your proxy card, or vote by telephone or over the Internet, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to William M. Rychel and Thomas M. Mason to vote for the items discussed in these proxy materials and any other matter that is properly raised at the Annual Meeting. In such a case, your vote will be cast FOR the election of each director nominee, FOR the amendment and restatement of the stock option plan and FOR or AGAINST any other properly raised matters at the discretion of Messrs. Rychel and Mason.

MAY I REVOKE MY PROXY?

         You may revoke your proxy at any time before it is exercised in one of four ways:

            1. Notify our Chief Financial Officer in writing at the address on the cover of this proxy statement before the Annual Meeting that you are revoking your proxy.

            2. Submit another proxy with a later date.
            3. Vote by telephone or Internet after you have given your proxy.
            4. Vote in person at the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

         Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted.

WHAT CONSTITUTES A QUORUM?

         The presence, in person or by proxy, of the holders of a majority of the total number of shares of Tekgraf stock issued, outstanding and entitled to vote constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet, or if you attend the Annual Meeting.

         Abstentions and broker non-votes are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a broker submits a proxy that does not indicate a vote for a proposal because he or she does not have voting authority and has not received voting instructions from you.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

         ELECTION OF DIRECTORS: Directors are elected by a plurality of the votes cast, which means that the five nominees who receive the highest number of votes will be elected. If you do not want to vote your shares for a particular nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting. An abstention will have the effect of a vote against the election of the directors since it is one less vote for approval, but a broker non-vote will have no effect.

         AMENDMENT AND RESTATEMENT OF STOCK OPTION PLAN: Amendment and restatement of our stock option plan requires that a majority of the shares present or represented by proxy and having the power to vote at the Annual Meeting vote in its favor. An abstention will have the effect of a vote against the amendment and restatement of the plan, but a broker non-vote will have no effect.

HOW DO I SUBMIT A SHAREHOLDER PROPOSAL?

         You must submit a proposal to be included in our proxy statement for the May 2002 annual meeting in writing no later than December 3, 2001. Your proposal must be in writing and comply with the proxy rules of the Securities and Exchange Commission. You may also submit a proposal that you do not want included in the proxy statement but that you want to raise at the May 2002 annual meeting no later than December 3, 2001. If you submit a proposal after the deadline and we choose to consider it, then Securities and Exchange Commission rules permit the individuals named in the proxies solicited by Tekgraf's board of directors for that meeting to exercise discretionary voting power as to that proposal.

         Our by-laws require that your proposal provide: (1) your name and address and the names and addresses of any person or entity acting in concert with you; (2) the class and number of shares of Tekgraf stock that you and each of those individuals or entities beneficially own; (3) a description of the proposal and all material related information; and (4) any other information that the board of directors reasonably determines is necessary or appropriate to enable it and Tekgraf shareholders to consider the proposal. You should send your proposal to our Secretary at our address on the cover of this proxy statement.

HOW DO I NOMINATE A DIRECTOR?

         If you wish to recommend a nominee to be elected a director at an annual meeting, our Secretary must receive your written nomination at least 60 days but not more than 75 days before the date of the meeting. If we do not give notice or publicly announce the date of our annual meeting at least 70 days prior to the meeting, then we must receive your notice before the close of business on the tenth day after which we have mailed the notice or announced the meeting date, whichever occurs first.

         You should submit your proposal to the Secretary at our address on the cover of this proxy statement. Our by-laws require that you provide: (1) your name and address; (2) a statement that you are a record holder of Tekgraf common stock entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (3) the class and number of shares of Tekgraf common stock that you and the nominee each own of record, own beneficially and represent by proxy as of the date of the proposal; (4) the nominee's name, age, business and residence addresses, and principal occupation or employment; (5) a description of all arrangements or understandings between you, the nominee or any other person under which you are making the nominations;
(6) any other information that the rules of the Securities and Exchange Commission require to be included in a proxy statement; and (7) the nominee's written consent to serve as a director if elected. Tekgraf may require a proposed nominee to provide additional information to determine the eligibility of the nominee to serve as a director.

WHO PAYS TO PREPARE, MAIL AND SOLICIT THE PROXIES?

         We will pay all of the costs of preparing, mailing and soliciting these proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of Tekgraf common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.

                              ELECTION OF DIRECTORS

         Five directors currently serve on the board. Each of our existing directors is nominated for reelection at the Annual Meeting. A director will serve until the next annual meeting, until a qualified successor director has been elected, or until he resigns or is removed by the board.

         Your shares will be voted as you specify on the enclosed proxy card or in telephone or Internet voting. If you do not specify how you want your shares voted, we will vote them FOR the election of Messrs. Carnevale, Dalton, Mason, Rychel and Sisto. If unforeseen circumstances (such as death or disability) make it necessary for the board of directors to substitute another person for a nominee, your shares will be voted FOR that other person. The board does not anticipate that any nominee will be unable to serve. The nominees have provided the following information about themselves.

         STEVEN J. CARNEVALE, 45, has been a General Partner and Director of Private Equity Investing for Talkot Capital, LLC, a crossover hedge fund that invests in both public and private equities, since 1996. From 1992 until that time, he was in venture capital and investment banking with Endeavor Capital Management. Mr. Carnevale is also a director of eFax.com, The EC Company and Sawgrass Systems, Inc. Mr. Carnevale has been a director of Tekgraf since April 2000.

         FRANK X. DALTON, JR., 44, has served as a Principal of Cordova Ventures, a venture capital firm, since November 1996. From January 1996 to November 1996, Mr. Dalton was an Executive Vice President of Ambassador Capital Corporation, an investment banking firm. From November 1989 to January 1996, Mr. Dalton was employed by BDO Seidman, LLP, a public accounting firm, with his last position being Partner. Mr. Dalton has served as a director of Tekgraf since November 1997.

         THOMAS M. MASON, 46, joined Tekgraf in March 2000 as Vice President of Finance and Chief Financial Officer and became a director in February 2001. From July 1997 until joining Tekgraf, Mr. Mason served as Chief Financial Officer of The Segerdahl Corporation, a commercial printer. Prior to that, from February through July 1997, he served as Senior Vice President and Chief Financial Officer of Telular Corporation. For the preceding 13 years, Mr. Mason held various finance and general management positions with Bell & Howell Company. Mr. Mason also worked at American Hospital Supply Corporation for five years and began his career with KPMG/Peat Marwick as a CPA.

         WILLIAM M. RYCHEL, 50, was named President and Chief Executive Officer of Tekgraf in February 2000. Prior to this nomination, he served as Interim Chief Executive Officer since October 1998. Mr. Rychel became President of the Graphics Division and a director of Tekgraf upon completion of our acquisition of G&R Marketing, Inc. in June 1997. Beginning in 1985, he served as the President of G&R Marketing, a company he co-founded. Mr. Rychel has served as a director of Tekgraf since June 1997.

         ALBERT E. SISTO, 51, has served as Chief Executive Officer and President of Phoenix Technologies, Ltd. since June 1999 and as Chairman since February 2000. Prior to that, from

November 1997, he served as the Chief Operating Officer of RSA Data Security, Inc., a Security Dynamics Company. From 1994 until that time, Mr. Sisto served as President, Chairman and Chief Executive Officer of DocuMagix, Inc., a computer software company specializing in personal content management. Mr. Sisto is also a director of Insignia Solutions, plc., eFax.com, Hi/fn Inc. and Insilicon Corporation. Mr. Sisto has been a director of Tekgraf since November 1997.


                           MEETINGS AND COMMITTEES OF
                             THE BOARD OF DIRECTORS

         The board of directors met nine times during 2000. In addition to meetings of the full board, directors attended meetings of board committees. The board of directors has standing audit and compensation committees. Each director attended all of the meetings of the board and of the committees on which he served.

         The audit committee recommends the appointment of our independent public accountants and reviews the scope of audit and non-audit assignments and related facts. Steven J. Carnevale, Frank X. Dalton, Jr. and Albert E. Sisto are the members of the audit committee. The audit committee has adopted a charter, which specifies the composition and responsibilities of the committee. The charter is attached to this proxy statement as Appendix A. Additional information on the committee and its activities is set forth in the "Audit Committee Report". The committee met four times during 2000.

         The compensation committee makes recommendations to the board concerning salaries and incentive compensation for our officers and employees. The committee also administers our stock option plan. Frank X. Dalton, Jr. and Albert E. Sisto are the members of the compensation committee. The committee met once during 2000.

         We have agreed for a period of five years, if requested by D.H. Blair Investment Banking Corp., to nominate a designee of Blair for election to our board of directors. Blair, the underwriter for our initial public offering, has not exercised this right. The period began on November 10, 1997.


                              DIRECTOR COMPENSATION

         Directors who are Tekgraf employees receive no fees for their services as directors. Non-employee directors receive an annual retainer of $4,000, paid quarterly. Board members receive an additional $2,500 for each in person meeting and $500 for each telephonic meeting plus reimbursement of expenses. Committee members receive $500 for serving on the Audit Committee and $500 for serving on the Compensation Committee. Directors are not precluded from receiving compensation for serving Tekgraf in another capacity.

         Directors are also entitled to receive options under our stock option plan. Options granted under the plan have exercise prices equal to the fair market value of our common stock on the grant date. In February 2000, we granted each of Messrs. Dalton and Sisto options to purchase 10,000 shares of our common stock, which vest equally over three years on the anniversaries of the grant. In April 2000, we granted Mr. Carnevale options to purchase 20,000 shares of our common stock. Mr. Carnevale's options also vest equally over three years. In February 2001, each non-employee director received a grant of options to purchase 10,000 shares of our common stock. Non-employee directors will receive annual grants of options as determined by the board. In addition, upon joining the board of directors non-employee directors will receive a grant of options to purchase 20,000 shares. These options will vest equally over three years.



                        OWNERSHIP OF TEKGRAF COMMON STOCK

         The following table shows how much Tekgraf common stock was beneficially owned as of March 20, 2001 by:

         * our Chief Executive Officer and other individuals named in the Summary Compensation Table included in this proxy statement;

         *  each director;

         * each shareholder known by us to own beneficially at least 5% of Tekgraf common stock; and

         *  all directors and executive officers as a group.

         Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options and warrants that are exercisable currently or become exercisable within 60 days. These shares are considered to be outstanding for the purpose of calculating the percentage of outstanding Tekgraf common stock owned by a particular shareholder, but are not considered to be outstanding for the purpose of calculating the percentage ownership of any other person. Percentage ownership is based on 5,347,331 shares outstanding as of March 20, 2001. Except as otherwise noted, the shareholders named in this table have sole voting and dispositive power for all shares shown as beneficially owned by them.

- ----------------------------------------- ------------------- ------------------ ------------------ ------------------
                                              SHARES OF          OPTIONS AND
                                            COMMON STOCK          WARRANTS
                                            BENEFICIALLY         EXERCISABLE                             PERCENT
                                                OWNED           WITHIN 60 DAYS         TOTAL            OF CLASS
- ----------------------------------------- ------------------- ------------------ ------------------ ------------------
NAMED EXECUTIVE OFFICERS AND
DIRECTORS
- ----------------------------------------- ------------------- ------------------ ------------------ ------------------
   William M. Rychel (1)                    1,209,898 (2)(3)             0            1,209,898           22.63%
- ----------------------------------------- ------------------- ------------------ ------------------ ------------------
   Thomas M. Mason                                  0               30,000               30,000             *
- ----------------------------------------- ------------------- ------------------ ------------------ ------------------
   Scott C. Barker                            315,345 (2)           12,500              327,845            6.12
- ----------------------------------------- ------------------- ------------------ ------------------ ------------------
   Mark C. Lewis                              300,000 (2)           10,000              310,000            5.79
- ----------------------------------------- ------------------- ------------------ ------------------ ------------------
   J. Thomas Woolsey                          132,167 (3)           15,000 (4)          147,167            2.74
- ----------------------------------------- ------------------- ------------------ ------------------ ------------------
   Steven J. Carnevale                              0                6,666                6,666             *
- ----------------------------------------- ------------------- ------------------ ------------------ ------------------
   Frank X. Dalton, Jr.                             0               23,333               23,333             *
- ----------------------------------------- ------------------- ------------------ ------------------ ------------------
   Albert E. Sisto                                  0               23,333               23,333             *
- ----------------------------------------- ------------------- ------------------ ------------------ ------------------
   All directors and executive officers
   as a group (10 persons)                  1,958,410 (5)          120,832 (6)        2,079,242           38.02
- ----------------------------------------- ------------------- ------------------ ------------------ ------------------

- ----------------------------------------- ------------------- ------------------ ------------------ ------------------
OTHER 5% SHAREHOLDERS
- ----------------------------------------- ------------------- ------------------ ------------------ ------------------
   Thomas A. Gust (7)                         417,023 (2)(3)             0              417,023            7.80
- ----------------------------------------- ------------------- ------------------ ------------------ ------------------

*    Less than 1%.

(1) The address for Mr. Rychel is c/o Tekgraf, Inc., 980 Corporate Woods Parkway, Vernon Hills, Illinois 60061.

(2) Includes shares held in escrow relating to acquisitions as follows: Mr. Rychel, 9,049 shares; Mr. Barker, 65,968 shares (14,488 of which he does not have the power to vote), Mr. Lewis, 60,000 shares and Mr. Gust, 9,049 shares. Messrs. Rychel, Barker, Lewis and Gust have no dispositive power as to these shares while they are in escrow.

(3) Includes shares held in escrow relating to our initial public offering as follows: Mr. Rychel, 20,450 shares; Mr. Woolsey, 26,434 shares and Mr. Gust, 21,300 shares. Messrs. Rychel, Woolsey and Gust have no dispositive power as to these shares while they are in escrow. These shares will be released from escrow upon the satisfaction of certain performance criteria by Tekgraf and will be forfeited if the criteria are not satisfied by March 31, 2001.

(4) Consists of warrants issued by Tekgraf in its initial public offering as part of Units issued. A Unit consisted of one share of common stock and one warrant to purchase one share of common stock exercisable through November 2002 at an exercise price of $8.40 per share.

(5)  See footnotes 2 and 3.

(6)  Includes 15,000 warrants. See footnote 4.

(7) Mr. Gust's address is 200 North Fairway Drive, Suite 202, Vernon Hills, Illinois 60061.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires that Tekgraf's executive officers, directors and 10% shareholders file reports of securities ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq SmallCap Market. Officers, directors and 10% owners also are required to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of these reports provided to us and written representations that no other reports were required, we believe that all filing requirements were met during fiscal 2000.


                             EXECUTIVE COMPENSATION

         This table summarizes the before-tax compensation for the Chief Executive Officer and the next three most highly compensated executive officers of Tekgraf, as well as for J. Thomas Woolsey, who served as an executive officer of Tekgraf during a portion of 2000.

                              SUMMARY COMPENSATION

- -------------------------------------------------------------------------------------------------------------------
                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                   ---------------
                                                        ANNUAL COMPENSATION            AWARDS
                                                   ------------------------------- ---------------
                                                                      SECURITIES
                  NAME AND                                            UNDERLYING                       ALL OTHER
             PRINCIPAL POSITION             YEAR       SALARY           OPTIONS         BONUS        COMPENSATION
- ------------------------------------------ ------- ---------------- -------------- --------------- ----------------
William M. Rychel                           2000      $175,000               --       $65,000 (1)       $9,024 (2)
   President and Chief Executive Officer    1999       125,000               --        25,000 (1)           --
                                            1998       125,000               --        25,000               --
- ------------------------------------------ ------- ---------------- -------------- --------------- ----------------
Thomas M. Mason                             2000      $131,590           60,000       $91,667 (1)         $633 (2)
   Chief Financial Officer                  1999            --               --            --               --
   (since March 2000)                       1998            --               --            --               --
- ------------------------------------------ ------- ---------------- -------------- --------------- ----------------
Scott C. Barker                             2000      $287,387 (3)       50,000            --             $633 (2)
   Vice President, Sales and Marketing      1999       234,027 (3)           --            --               --
   (since April 1998)                       1998        88,542               --            --               --
- ------------------------------------------ ------- ---------------- -------------- --------------- ----------------
Mark C. Lewis                               2000      $158,751           40,000      $100,000 (1)         $419 (2)
   President of CalGraph Technology         1999       125,000               --             0               --
   Services, Inc.                           1998       125,000               --             0               --
- ------------------------------------------ ------- ---------------- -------------- --------------- ----------------
J. Thomas Woolsey                           2000       $96,373               --            --          $62,500 (4)
   Former Chief Information Officer         1999       125,000               --            --               --
   (through August 2000)                    1998       125,000               --       $12,500               --
- -------------------------------------------------------------------------------------------------------------------

(1) Bonus accrued during the year and paid the following year, except for $45,000 paid to Mr. Mason in the current year.

(2)  Represents payments made by Tekgraf on a long-term disability policy.

(3)  Includes sales commissions of $162,387 in 2000 and $109,027 in 1999.

(4)  Amount paid in connection with a severance arrangement.

                              OPTION GRANTS IN 2000

         This table gives information relating to option grants during 2000 to the executive officers listed in the Summary Compensation Table. The options were granted under our Amended and Restated 1997 Stock Option Plan. Unless otherwise noted, the options vest in four equal annual installments beginning on the first anniversary of the grant date.

         The potential realizable value is calculated based on the term of the option at its time of grant, 10 years. The calculation assumes that the fair market value on the date of grant appreciates at the indicated rate compounded annually for the entire term of the option and that the option is exercised at the exercise price and the stock is sold on the last day of its term at the appreciated price. Stock price appreciation of 5% and 10% is assumed pursuant to the rules of the Securities and Exchange Commission. The actual price appreciation may be substantially greater than that assumed under these rules. We cannot assure you that the actual stock price will appreciate over the 10-year option term at the assumed levels or at any other defined level. The closing price of the common stock on March 20, 2001 was $0.4375 per share.

- --------------------------------------------------------------------------------------------------------------
                                             INDIVIDUAL GRANTS
                        ----------------------------------------------------------
                                        PERCENT OF                                 POTENTIAL REALIZABLE VALUE
                                          TOTAL                                    AT ASSUMED ANNUAL RATES OF
                         SECURITIES      OPTIONS                                    STOCK PRICE APPRECIATION
                         UNDERLYING     GRANTED TO     EXERCISE                          FOR OPTION TERM
                           OPTIONS      EMPLOYEES     PRICE PER      EXPIRATION    ---------------------------
           NAME            GRANTED       IN 2000        SHARE           DATE             5%           10%
- ----------------------- -------------- ------------- ------------- --------------- ------------- -------------
William M. Rychel               0              --          --              --              --             --
- ----------------------- -------------- ------------- ------------- --------------- ------------- -------------
Thomas M. Mason            60,000 (1)       14.2%       $2.00          3/2/10         $75,467       $191,249
- ----------------------- -------------- ------------- ------------- --------------- ------------- -------------
Mark C. Lewis              40,000            9.5%        2.13         2/22/10         $53,582       $135,787
- ----------------------- -------------- ------------- ------------- --------------- ------------- -------------
Scott C. Barker            50,000           11.9%        2.13         2/22/10         $66,977       $169,734
- ----------------------- -------------- ------------- ------------- --------------- ------------- -------------
J. Thomas Woolsey               0              --          --              --              --             --
- ----------------------- -------------- ------------- ------------- --------------- ------------- -------------

(1) Vested as to 15,000 shares on each of June 2, 2000 and March 2, 2001 and will vest as to 15,000 shares on each of March 2, 2002 and 2003.


                          OPTION EXERCISES IN 2000 AND
                           2000 YEAR-END OPTION VALUES

         None of the executive officers listed in the Summary Compensation Table exercised stock options during 2000. The value of unexercised in-the-money options at year end 2000 is determined using the difference between the option exercise price and $0.75 (the closing price of Tekgraf common stock on the last trading day of the fiscal year, December 29, 2000) multiplied by the number of shares underlying the option. An option is in-the-money if the market value of the common stock subject to the option is greater than the exercise price.

- ------------------------------------------------------------------------------------
                             SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                             UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS AT YEAR
                                 YEAR END 2000                   END 2000
                         ----------------------------- -----------------------------
           NAME           EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ------------------------ ------------- --------------- ------------- ---------------
William M. Rychel                --              --            --               --
- ------------------------ ------------- --------------- ------------- ---------------
Thomas M. Mason              30,000          30,000            --               --
- ------------------------ ------------- --------------- ------------- ---------------
Scott C. Barker              12,500          37,500            --               --
- ------------------------ ------------- --------------- ------------- ---------------
Mark C. Lewis                10,000          30,000            --               --
- ------------------------ ------------- --------------- ------------- ---------------
J. Thomas Woolsey                --              --            --               --
- ------------------------ ------------- --------------- ------------- ---------------


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MR. RYCHEL

         We have loaned Mr. Rychel a total of $1,775,000 to purchase from certain shareholders a total of 806,983 shares of our common stock, 685,816 of which were shares of Class B Common Stock. All outstanding shares of our Class B Common Stock were converted into our common stock on a one-for-one basis on January 21, 2000. The loan was due on December 1, 2000 and was renewed until December 1, 2001. Interest on the loan is payable at a rate that is 0.25% above the rate that we pay from time to time under our current bank loan agreement. All principal and interest are due at maturity. As collateral for payment of the loan, Mr. Rychel has pledged the shares that he purchased with the proceeds of the loan. Mr. Rychel has also collaterally assigned his rights under his agreements with certain shareholders. The loan is prepayable at any time without penalty, and Mr. Rychel has stated his intent to attempt to sell blocks of his shares on a private basis in an effort to repay the loan.

         If the trading price of our common stock is at least $3.00 per share for 20 consecutive trading days, we can purchase any of the shares purchased by Mr. Rychel at discounts to the then-current market price ranging from 10-15%, depending on the market price, with a corresponding reduction of the loan balance. In connection with the loan, Mr. Rychel has agreed to maintain a $2,000,000 term insurance policy on his life, with Tekgraf as beneficiary. He has agreed to keep the policy in effect until the loan is paid in full. We have agreed to indemnify Mr. Rychel against any actions brought against him personally by any of our shareholders as a result of the loan or his use of the loan to purchase shares as described above.

         We borrowed the money lent to Mr. Rychel under our existing bank facility. In doing so, we incurred a service charge of $10,000 imposed by the bank in order to obtain a waiver from the usual lending conditions prohibiting loans by Tekgraf to its officers or directors.

SETTLEMENT OF DISSENTERS' CLAIM

         On January 3, 2001, we closed a transaction pursuant to which we settled a lawsuit involving shareholders who exercised dissenters' rights with regard to our conversion of all Class B common stock to Class A common stock pursuant to a vote at a special meeting of shareholders held on January 21, 2000. The terms of the settlement are set forth in a Settlement Agreement and Mutual Releases dated December 21, 2000, a copy of which is filed as Exhibit
99.1 to the Current Report on Form 8-K filed on November 16, 2000. The agreement relates to the shareholders of record who owned 1,191,333 shares of Class B common stock as of the relevant date and exercised dissenters' rights and demanded payment for their shares, plus accrued interest, pursuant to Georgia law. Because we and the dissenting shareholders could not reach agreement as to the fair value of the shares as of the relevant date, we filed a petition in the Superior Court of Fulton County, Georgia on May 26, 2000, seeking the determination of the fair value of the dissenters' shares and accrued interest, pursuant to Georgia law.

         We previously entered into a transaction that resulted in a partial settlement of the lawsuit. As of October 31, 2000, we sold the assets of our Tekgraf Systems division to Micro Environments, LLC, a limited liability company controlled by Anita, Ltd., one of the dissenting shareholders. As consideration for the assets of the Tekgraf Systems division, Anita, Ltd. transferred to us 293,334 shares (subject to adjustment) of Class A common stock at issue in the lawsuit. Pursuant to the settlement agreement effective January 3, 2001, Anita, Ltd. made the final adjustment payment for the assets of the Tekgraf Systems division by surrendering to us an additional 82,418 shares of Class A common stock at issue in the lawsuit.

         Under the terms of the settlement agreement, the defendants transferred all of their rights to the remaining shares at issue in the lawsuit. We agreed to pay an aggregate amount of $1,875,000 to resolve the lawsuit, and on January 5, 2001, the parties filed a mutual notice of dismissal with the Court. To facilitate the settlement, and in exchange for an agreement not to purchase Tekgraf stock for a period of five years, we agreed to pay $168,750 to Anita, Ltd. on March 15, 2001 in exchange for 75,000 Class A shares and 75,000 warrants that were not subject to lawsuit.

         On January 3, 2001, we paid $275,000 and delivered an unsecured installment note dated December 21, 2000 for the remaining $1,768,750. The note, a copy of which is filed as Exhibit 99.2 to the Current Report on Form 8-K referenced above, provides that we will make monthly payments commencing on March 15, 2001 and ending on December 14, 2001. The note will not bear interest, except upon an event of default (as defined in the note). From the date of an event of default, interest will accrue on all remaining payments at a rate equal to the prime rate (as defined in the Note) plus 2%. Certain mutual releases and covenants not to sue will automatically be revoked if we fail to make any of the payments due under the note. As provided, Anita, Ltd. surrendered the 75,000 Class A shares and 75,000 warrants that it held when we made the March 15, 2001 payment.

         As further described in the settlement agreement, we also agreed to indemnify the defendants and certain related parties against claims for or relating to any alleged failure by us or the defendants to comply with any alleged net asset value obligations relating to our June 1997 acquisition of all of the outstanding stock of five regional distributors of computer graphics products. We agreed to use reasonable, good faith efforts to obtain certain mutual releases from the persons who sold stock to us in acquisitions in June 1997, and our indemnification obligations will terminate with respect to those who execute and deliver the mutual releases. As part of the settlement agreement, two shareholders who sold stock to us as part of the June 1997 acquisitions executed and delivered mutual releases. Those two shareholders are Thomas A. Gust and William M. Rychel.


                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         The compensation committee of the board of directors is composed of two independent non-employee directors. The committee makes recommendations to the board concerning salaries and incentive compensation for our officers and employees. The primary objective in designing and implementing the compensation program is to maximize shareholder value over time through alignment of employee performance with business goals and strategies that serve shareholders' interests. The overall goal of the compensation committee is to develop executive compensation and equity-based programs that are consistent with and linked to Tekgraf's strategic and annual business objectives. This report describes the philosophy, objectives and components of Tekgraf's executive compensation programs for 2000 and discusses the determination of compensation for the Chief Executive Officer for 2000.

COMPENSATION PHILOSOPHY

         The compensation committee adheres to a compensation policy that:

         * will attract and retain key executives crucial to the long-term success of Tekgraf;

         *  relates to the achievement of operational and strategic objectives;
            and

         * is commensurate with each executive's performance, experience and responsibilities.

         The committee has adopted specific principles that are applied in structuring the compensation opportunity for executive officers.

LONG-TERM AND AT-RISK FOCUS

         A significant percentage of total compensation for executive officers should be composed of long-term, at-risk rewards to focus senior management on the long-term interests of shareholders. Equity-based plans should comprise a major part of the long-term, at-risk portion of the total compensation to encourage shareholder value-based management decisions and to link compensation to Tekgraf's performance and shareholder interests.

SHORT-TERM AND AT-RISK FOCUS

         A significant portion of cash compensation for executives is linked to the achievement of annual bonus plans or performance objectives. This includes cash bonuses that may be approved by the committee. There is a real risk in bonuses paid under this plan, recognizing variability in individual, unit and overall company performance.

COMPETITIVENESS

         Base pay and total compensation should be competitive with similar companies based upon size, products and markets. Individual qualifications and experience level are considered in establishing a salary level when a person is appointed to a position. Salaries are generally reviewed annually. In many instances, a primary factor in setting salary levels is the desire to provide compensation sufficient to induce these individuals to join or remain in the employment of Tekgraf. In addition, we periodically conduct a proxy survey of peer group companies.

CASH BONUSES

         Under Tekgraf's 2001 Incentive Plan, management employees, including each executive officer, are eligible for a cash bonus based on their achievement of specified performance goals as well as the overall performance of Tekgraf. Management proposed and the committee approved a target bonus of between 8% and 100% of base salary for each officer. This target bonus is then allocated between: (i) individual objectives (0% to 50%) and (ii) earnings targets for Tekgraf or the relevant business unit (0% to 100%). Tekgraf and each business unit have been assigned minimum earnings targets.

         The portion of the bonus payable for achieving individual objectives will be payable quarterly, based upon a quarterly assessment by the executive officer's manager and the CEO of the extent to which he or she has met or exceeded his or her individual objectives. The portion of the bonus payable relating to the financial performance of Tekgraf and each business unit will also be measured quarterly. Eligible executive officers will receive a semi-annual payment in each half of the fiscal year that Tekgraf or the relevant business unit achieves or exceeds its minimum earnings target, with 40% of the bonus earned payable after six months and the remaining bonus earned deferred to the end of the year. If the relevant minimum earnings targets have not been met, there will be no payment for that period. The amount of the payment will depend on the amount by which actual earnings exceed the minimum target. If the actual earnings equal the minimum target and the executive officer meets his or her individual objectives, the payment will equal 50% of the target bonus. If the actual earnings equal the budgeted earnings and the executive meets his or her individual objectives, he or she will achieve 100% of the target bonus. The actual payment may exceed the target bonus, if the performance for the relevant unit exceeds the budgeted amount.

STOCK OPTION AWARDS AND RESTRICTED STOCK GRANTS

         Equity-based compensation comprises a significant portion of Tekgraf's executive officer compensation programs. These plans are administered solely by the compensation committee.

         Stock options provide executive officers and certain other key employees with the opportunity to achieve an equity interest in Tekgraf. Stock options are granted with an exercise price equal to the market price on the grant date. Vesting is determined by the committee on a case-by-case basis. Granting options as a portion of compensation emphasizes a long-term focus by key employees in the acquisition and holding of common stock. The number of stock options granted is based on the individual's potential to contribute to the future growth of Tekgraf. The frequency and size of individual grants vary with changes in the individual's potential to contribute to the future growth of Tekgraf. The number of options required to achieve target grant values based on the prevailing fair market value of the common stock serves in part to determine the number of options granted annually.

TARGET STOCK OWNERSHIP

         The board of directors and management believe that significant stock ownership is a major incentive in building shareholder value and aligning the interests of executives and shareholders. The board has adopted guidelines for minimum target ownership by senior executives. Guidelines are based upon a multiple of base salary and can range up to three times annual salary amounts.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The compensation arrangements for Mr. Rychel were based on market conditions for similar positions in the industry. In 2000, Mr. Rychel received a salary of $175,000 per year and was eligible for a cash bonus of up to 50% of his salary, or $87,500, based on his achievement of objectives determined by the compensation committee. Based on the committee's evaluation of Mr. Rychel's performance against various objectives, Mr. Rychel received a bonus of $65,000 for 2000 and was granted options to purchase 90,000 shares in February 2001. For 2001, Mr. Rychel will receive a salary of $175,000, and he is eligible to receive a cash bonus under the 2001 Incentive Plan.

DEDUCTIBILITY OF COMPENSATION

         Under Internal Revenue Code Section 162(m), a company generally may not deduct compensation in excess of $1,000,000 paid to the CEO and each of the other four most highly compensated officers. The committee believes that the current structure of Tekgraf's executive compensation does not give rise to
Section 162(m) concerns. The committee will continue to assess the impact of
Section 162(m) on its compensation practices.

                                        Compensation Committee

                                        Frank X. Dalton, Jr.
                                        Albert E. Sisto

                               COMPANY PERFORMANCE

         This graph shows a comparison of cumulative total shareholder returns for Tekgraf, the Russell 2000 and the Nasdaq Computer and Data Processing Services Index from November 10, 1997 (the date Tekgraf common stock was first offered to the public) through December 31, 2000. The graph assumes an initial investment of $100 and the reinvestment of dividends.


                               [PLOT POINTS CHART]


                             CUMULATIVE TOTAL RETURN

- ---------------------------- ------------ ------------ ------------ ------------ ------------
                               11/10/97     12/31/97     12/31/98     12/31/99     12/31/00
- ---------------------------- ------------ ------------ ------------ ------------ ------------
Tekgraf, Inc.                   $100.00       $38.02       $26.04       $25.00       $12.50
- ---------------------------- ------------ ------------ ------------ ------------ ------------
Russell 2000                     100.00       104.52        97.78        96.33       115.27
- ---------------------------- ------------ ------------ ------------ ------------ ------------
Nasdaq Computer and Data         100.00        96.89       172.97       365.59       175.73
Processing Services
- ---------------------------- ------------ ------------ ------------ ------------ ------------

         Nasdaq has notified us that our common stock may be delisted from the Nasdaq Small Cap Market. For more information, see Part II, Item 5 "Market for the Company's Common Equity and Related Stockholder Matters" in the accompanying Annual Report on Form 10-K.

                             AUDIT COMMITTEE REPORT

         The audit committee is comprised of three directors who are not officers of Tekgraf. Each of the members is independent, as defined in the National Association of Securities Dealers' listing standards. The committee operates under a written charter adopted by the board, a copy of which is included as Appendix A to this proxy statement.

         The committee held four meetings during 2000. The meetings were designed to facilitate and encourage private communications between the committee and the internal auditors and Tekgraf's independent public accountants. Tekgraf's independent public accountants were PricewaterhouseCoopers LLP until November 13, 2000 when, upon the recommendation of the committee, the Board dismissed PricewaterhouseCoopers and appointed Grant Thornton LLP as Tekgraf's independent public accountants. Therefore, all meetings before November 13, 2000 were held with PricewaterhouseCoopers and all meetings after that date were held with Grant Thornton.

         During these meetings, the committee reviewed and discussed the audited financial statements with management and Tekgraf's independent public accountants. The committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements. Based on these discussions, the committee recommended to the board that the audited financial statements be included in Tekgraf's Annual Report on Form 10-K.

         The discussions with Tekgraf's independent accountants also included the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committee). The committee received from the independent accountants written disclosures and the letter regarding its independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent accountants that firm's independence. The committee has recommended the retention of Grant Thornton as independent accountants for fiscal year 2001.

                                        Audit Committee

                                        Steven J. Carnevale
                                        Frank X. Dalton, Jr.
                                        Albert E. Sisto

                         INDEPENDENT PUBLIC ACCOUNTANTS

CHANGE IN ACCOUNTANTS

         Upon recommendation of the audit committee, the board of directors dismissed PricewaterhouseCoopers as our independent accountants effective November 13, 2000.

         The independent accountants' reports of PricewaterhouseCoopers on Tekgraf's consolidated financial statements for each of the fiscal years ended December 31, 1999 and December 31, 1998 contained no adverse opinion or disclaimer of opinion, and neither of those reports was qualified or modified as to uncertainty, audit scope or accounting principle.

         During our two fiscal years ended December 31, 1999 and December 31, 1998, and through the date of dismissal, we had no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused it to make reference to the subject matter of the disagreement in connection with filings with the Securities and Exchange Commission.

         PricewaterhouseCoopers furnished us a letter addressed to the Securities and Exchange Commission stating that it agrees with our statements. A copy of that letter is filed as Exhibit 16.1 to the Current Report on Form 8-K that we filed on November 16, 2000.

         Upon the recommendation of the audit committee, the board of directors appointed Grant Thornton LLP as Tekgraf's new independent accountants effective November 13, 2000. Representatives of Grant Thornton will be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

AUDIT FEES

         Grant Thornton billed us approximately $52,000 for professional services in connection with the audit of the annual financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         In fiscal year 2000, there were no fees billed by or paid to Grant Thornton for professional services in connection with operating or supervising the operation of our information system or managing our local area network. In addition, there were no fees for professional services in connection with designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to our financial statements taken as a whole.

ALL OTHER FEES

         In fiscal year 2000, there were no other fees billed by or paid to Grant Thornton.

         The audit committee has considered whether the non-audit services of Grant Thornton during fiscal year 2000 are compatible with maintaining Grant Thornton's independence.

               AMENDMENT AND RESTATEMENT OF 1997 STOCK OPTION PLAN

         The board of directors has approved an amendment and restatement of the 1997 Stock Option Plan effective February 22, 2001 to increase the number of shares reserved for issuance under the plan by 250,000 shares. The board recommends that you approve this amendment and restatement of the plan. The following summary describes the basic features of the plan; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the plan.

THE STOCK OPTION PLAN GENERALLY

         The plan was originally adopted by the board and approved by our shareholders in August 1997 and was amended and restated in March 2000. No option may be granted under the plan after August 2006. Awards under the plan may be in the form of incentive stock options or nonqualified stock options. Under the plan, the compensation committee may grant stock options to key individuals performing services for Tekgraf, including employees, officers, directors, consultants and advisors. Participation in the plan is open to all Tekgraf employees; however, eligibility for grants under the plan is subjective and is determined by management subject to approval by the compensation committee.

SHARES AVAILABLE FOR THE PLAN

         We currently have 1,000,000 shares of common stock reserved for issuance under the plan. As of March 20, 2001, 3,663 shares remained available for grants under the plan. The number of shares that can be issued and the number of shares subject to outstanding options may be adjusted in the event of a stock split, stock dividend, spin-off, recapitalization or other similar event affecting the number of shares of Tekgraf's outstanding common stock.

         The board proposes to amend and restate the plan to increase the number of shares that can be issued to 1,250,000. We believe that stock options are important to attract and to encourage the continued employment and service of officers, key employees and other key individuals by facilitating their purchase of an equity interest in Tekgraf. In order to ensure that there are adequate shares available for future grants to support broad-based participation, we believe that we need to increase the number of shares issuable under the plan.

PLAN ADMINISTRATION

         The compensation committee administers the plan. Subject to the specific provisions of the plan, the committee determines award eligibility, timing and the type, amount and terms of the awards. The committee also interprets the plan, establishes rules and regulations under the plan and makes all other determinations necessary or advisable for the plan's administration.

STOCK OPTIONS

         Options under the plan may be either incentive stock options, as defined under the tax laws, or nonqualified stock options. Only nonqualified options may be granted to individuals who are not Tekgraf employees. The number of shares underlying options granted to any one individual in a 12-month period may not exceed 300,000 shares. Depending on the terms of an individual's option agreement, upon exercise, the holder may pay the exercise price in several ways. He or she may pay: (1) in cash; (2) by delivering shares of Tekgraf common stock that he or she has held at least six months; (3) by any other means that the board of directors or the compensation committee determines; or (4) by a combination of these methods.

         The per share exercise price of an incentive stock option may not be less than the fair market value of Tekgraf common stock on the date the option is granted. The compensation committee may specify any period of time following the date of grant during which options are exercisable, so long as the exercise period is not more than 10 years. The term of an incentive option granted under the plan to a shareholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the common stock on the date of the grant. Incentive stock options are subject to additional limitations relating to such things as employment status, minimum exercise price, length of exercise period, maximum value of the stock underlying the options and a required holding period for stock received upon exercise of the option. To the extent that the aggregate fair market value, as of the date of grant, of the shares for which incentive options become exercisable for the first time by the holder during the calendar year exceeds $100,000, the portion of the option that exceeds the $100,000 limitation will be treated as a nonqualified option.

EXPIRATION OF OPTIONS

         Generally, options granted under the plan expire on the date determined by the compensation committee at the time of the grant, subject to earlier expiration as specified in the award agreement if the holder terminates employment with Tekgraf prior to that date. Generally, options expire three months after the termination of employment or other relationship with Tekgraf for any reason other than death or disability, or one year after termination by reason of death or disability, in either case subject to the normal expiration date of the option. If termination is for cause or breach by the holder of an employment, confidentiality or non-disclosure agreement, the option will expire immediately upon termination. Incentive stock options may be subject to additional restrictions. In no event may an option be exercised after its expiration date. Unless the committee determines otherwise, any unvested portion of an option will expire immediately upon termination of employment or other relationship.

OUTSTANDING OPTIONS

         We cannot determine the number of shares of our common stock that may be acquired under stock options that may be awarded under the plan to participants. On March 20, 2001, the last reported sale price of Tekgraf's common stock on the Nasdaq Small Cap Market was $0.4375 per share. As of that date, the following options had been granted since the adoption of the plan:

- ------------------------------------------------------------------------------------ ------------------
                           NAME                                                       NUMBER OF SHARES

- ------------------------------------------------------------------------------------ ------------------
William M. Rychel - President and Chief Executive Officer, Current Director and
    Director Nominee                                                                      90,000
- ------------------------------------------------------------------------------------ ------------------
Thomas M. Mason - Chief Financial Officer                                                100,000
- ------------------------------------------------------------------------------------ ------------------
Mark C. Lewis - President of CalGraph Technology Services, Inc.                           70,000
- ------------------------------------------------------------------------------------ ------------------
Scott C. Barker - Vice President, Sales and Marketing                                     80,000
- ------------------------------------------------------------------------------------ ------------------
J. Thomas Woolsey - Former Chief Information Officer                                           0
- ------------------------------------------------------------------------------------ ------------------
Steven J. Carnevale - Current Director and Director Nominee                               30,000
- ------------------------------------------------------------------------------------ ------------------
Frank X. Dalton, Jr. - Current Director and Director Nominee                              40,000
- ------------------------------------------------------------------------------------ ------------------
Albert E. Sisto - Current Director and Director Nominee                                   40,000
- ------------------------------------------------------------------------------------ ------------------
All current executive officers                                                           397,500
- ------------------------------------------------------------------------------------ ------------------
All current directors who are not executive officers                                     110,000
- ------------------------------------------------------------------------------------ ------------------
All employees (other than current executive officers)                                    667,337
- ------------------------------------------------------------------------------------ ------------------

TRANSFERABILITY

         Generally, an option may not be sold, assigned or otherwise transferred during its holder's lifetime, except by will, the laws of descent and distribution, or a domestic relations order meeting certain IRS criteria.

TAX CONSEQUENCES

         The following is a summary, based on current law, of some significant federal income tax consequences of awards under the plan. Participants are advised to consult with their own tax advisor regarding the federal, state and local tax consequences of the grant and exercise of an option.

         Participants in the plan do not recognize taxable income by reason of the grant or vesting of an option, and Tekgraf does not receive a tax deduction by reason of either event. At exercise, the federal tax consequences vary depending on whether the award is an incentive stock option or a nonqualified stock option.

INCENTIVE STOCK OPTIONS

         Upon exercise of an incentive stock option, its holder does not recognize taxable income, and Tekgraf does not receive a tax deduction. However, the excess of the fair market value of Tekgraf common stock on the date of exercise over the exercise price is an adjustment that increases alternative minimum taxable income, the base upon which alternative minimum tax is computed.

         If the shares purchased upon the exercise of an incentive stock option are sold at a gain within two years from the date of grant, or within one year after the option is exercised, then the difference, with certain adjustments, between the fair market value of the stock at the date of exercise and the exercise price will be considered ordinary income. Any additional gain will be treated as a capital gain. If the shares are sold at a gain after they have been held at least one year and more than two years after the grant date, any gain will be treated as a long-term capital gain. Any loss recognized upon a taxable disposition of the shares generally would be characterized as a capital loss.

NONQUALIFIED STOCK OPTIONS

         Upon exercise of a nonqualified stock option, its holder recognizes ordinary income in an amount equal to the difference between the fair market value of Tekgraf common stock at the time of exercise and the exercise price. Generally, Tekgraf is entitled to a corresponding tax deduction for compensation income recognized by the holder. Upon the subsequent sale of the shares acquired in the exercise, the holder will recognize a short-term or long-term capital gain or loss, depending on the length of time he or she has held the shares.

PLAN AMENDMENT AND TERMINATION

         The plan will terminate in August 2006. The board of directors may amend or terminate the plan at any time. No amendment may adversely affect the rights of an option holder with respect to options under the plan without his or her consent.

      --------------------------------------------------------------------
            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
          THE AMENDMENT AND RESTATEMENT OF THE 1997 STOCK OPTION PLAN.
      --------------------------------------------------------------------

                               EXECUTIVE OFFICERS

         Following is certain information about the executive officers of Tekgraf, based on information furnished by them.

         SCOTT C. BARKER, 47, became Vice President, Sales and Marketing in April 1998, after we acquired Computer Graphics Technology, Inc. (CGT) in April 1998. He served as President of CGT, which he founded, from April 1988 through April 1998.

         CURT J. CAMPAGNA, 42, became Vice President, Marketing in October 2000. From February 1998 until joining Tekgraf, Mr. Campagna served as Vice President, Marketing for Imperial, Inc., an industrial distribution business. Prior to that, from February 1988 through January 1998, he served as Director of Marketing for Lawson Products, Inc., also an industrial distribution business.

         JAMES M. KEARNEY, 47, joined Tekgraf as Vice President, Chief Information Officer in July 2000. Prior to joining Tekgraf, Mr. Kearney served as Director of Applications Development for Beloit Corporation, a global manufacturer of paper making machinery. Mr. Kearney's experience also includes serving as Director, Information Services with The Chicago Faucet Company, a plumbing products manufacturer, from July 1993 through May 1997 and Director, Information Services with Cobra Corporation, a distributor of consumer electronics products from November 1991 through July 1993.

         MARK C. LEWIS, 40, became President of CalGraph Technology Services, Inc., a wholly owned subsidiary of Tekgraf, on November 30, 1999. Mr. Lewis was formerly the Director of Business Development for CalGraph. From September 1987 until joining CalGraph, Mr. Lewis was the founder, CEO and President of Martec, Inc., which was acquired by Tekgraf in 1998.

         THOMAS M. MASON, 46, joined Tekgraf in March 2000 as Vice President of Finance and Chief Financial Officer. From July 1997 until joining Tekgraf, Mr. Mason served as Chief Financial Officer of The Segerdahl Corporation, a commercial printer. Prior to that, from February through July 1997, he served as Senior Vice President and Chief Financial Officer of Telular Corporation. For the preceding 13 years, Mr. Mason held various finance and general management positions with Bell & Howell Company. Mr. Mason also worked at American Hospital Supply Corporation for five years and began his career with KPMG/Peat Marwick as a CPA.

         WILLIAM M. RYCHEL, 50, was named President and Chief Executive Officer of Tekgraf in February 2000. Prior to this nomination, he served as Interim Chief Executive Officer since October 1998. Mr. Rychel became President of the Graphics Division and a director of Tekgraf upon completion of our acquisition of G&R Marketing, Inc. in June 1997. Beginning in 1985, he served as the President of G&R Marketing, a company he co-founded.

         J. THOMAS WOOLSEY, 52, was our Chief Information Officer from January 1998 until August 2000. From June 1997 until that time, Mr. Woolsey was a Regional Sales Director. He served as a director from June 1997 until October 1998. Mr. Woolsey served as the President and General Manager of Microsouth, Inc. from 1989 until Tekgraf acquired Microsouth in June 1997.

                                                                      APPENDIX A

                             AUDIT COMMITTEE CHARTER


The responsibilities of the Audit Committee include:

* Recommending to the Board of Directors the selection, retention or termination, as appropriate, of the independent public accountants for the Company.

* Reviewing the independent public accountants' compensation, the proposed terms of their engagement and their independence as provided in SAS 61 and ISB Standard No. 1.

* Recommending to the Board of Directors, when the Committee deems it advisable, that the independent public accountants engage in specific studies and reports regarding auditing matters, accounting procedures and other matters.

* Reviewing the arrangements for and scope of the audit of annual financial statements.

* Reviewing annual financial statements and unaudited quarterly financial statements, including any adjustments to those statements recommended by the independent public accountants, and any significant issues that arise in connection with the preparation of those financial statements.

* Recommending to management inclusion of audited financials in the Annual Report on Form 10-K.

* Reviewing, as appropriate and in consultation with the independent public accountants, accounting policies and procedures applicable to the Company as well as any management responses to comments relating to those policies and procedures.

*     Reviewing independent public accountants' opinions.

* Reviewing internal audit procedures with Company Controller or other appropriate Company officer.

* Considering, in consultation with the independent public accountants, the adequacy of internal controls to help provide reasonable assurance that publicly reported financial statements are presented fairly and in conformity with generally accepted accounting principles.

* Investigating, when the Committee deems it necessary, potential improprieties or improprieties in Company operations.

* Reviewing changes in accounting principles or practices that had or are expected to have a significant impact on the preparation of financial statements.

* Meeting at least quarterly with the Chief Financial Officer and the Chief Accounting Officer of the Company and with the independent public accountants to discuss any issues arising from the Committee's responsibilities.

* Meeting at least annually with the independent public accountants (outside the presence of management) to discuss any issues arising from the Committee's responsibilities.

* Meeting at least annually with management (outside the presence of the independent public accountants) to discuss management's evaluation of the work performed by the independent public accountants and the appropriateness of their fees.

* Generally acting as a liaison between the independent public accountants and the Board of Directors.

* Annually reviewing and, as appropriate, implementing changes to its Charter.

Members of the Committee should meet the following standards:

* Members of the Committee should be "independent" as defined in the listing standards of the Nasdaq. This generally means that no member of the Committee should be an employee or executive officer of the Company or have any business dealings with the Company. Determinations of a member's independence will be made by the Board of Directors in its business judgment.

* Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement.

* At least one member of the Committee shall be a certified public accountant or shall have been employed by a public company as the chief executive officer, chief financial officer or other senior executive officer with financial oversight responsibility.

                                 [LOGO] TEKGRAF

                                                                      APPENDIX A

                                  TEKGRAF, INC.

                             1997 STOCK OPTION PLAN

              (AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 22, 2001)

1.       PURPOSE.

         The purpose of this plan (the "Plan") is to secure for TEKGRAF, INC. (the "Company") and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.       TYPE OF OPTIONS AND ADMINISTRATION.

         (a) Types of Options. Options granted pursuant to the Plan may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or nonqualified stock options which are not intended to meet the requirements of Section 422 of the Code, as determined by the Committee (as defined below).

         (b) Administration. The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company ("Board"), whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. To the extent determined necessary or desirable by the Board, the Committee shall consist of two or more members of the Board, each of whom shall constitute both a "non-employee director" within the meaning of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director" within the meaning of Code Section 162(m). The Committee may in its sole discretion grant options to purchase shares of the Company's Class A Common Stock, $.001 par value per share ("Common Stock") and issue shares upon exercise of such options as provided in the Plan. The Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Committee shall be liable for any action or determination under the Plan made in good faith. If at any time the Board has not appointed a Committee under the Plan, the Board shall act as the Committee.

3.       ELIGIBILITY

         Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company provided, that Incentive Stock Options may only be granted to individuals who are employees of the Company (within the meaning of Section 3401(c) of the Code). A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Committee shall so determine.

4.       STOCK SUBJECT TO PLAN.

         The stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 15 below, (i) the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 1,250,000 shares, and (ii) in no event shall the number of shares of Common Stock underlying options awarded to any individual in any 12-month period exceed 300,000 shares. If an option granted under the Plan shall expire, terminate or is cancelled for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.

5.       FORMS OF OPTION AGREEMENTS.

         As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Committee. Such option agreements may differ among recipients.

6.       PURCHASE PRICE.

         (a) General. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Committee at the time of grant of such option; provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such stock, at the time of grant of such option, or less than 110% of such Fair Market Value in the case of options described in
Section 11(b). "Fair Market Value" of a share of Common Stock of the Company as of a specified date for the purposes of the Plan shall mean the closing price of a share of the Common Stock on the principal securities exchange on which such shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of

Common Stock (including, in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Committee.

         (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company that have been held by the optionee at least six months having a Fair Market Value on the date of exercise equal in amount to the exercise price of the options being exercised, (ii) by any other means which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board) or (iii) by any combination of such methods of payment. Payment of the exercise price by delivery of Common Stock then owned by the optionee may be made, if permitted by the Committee, only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee.

7.       OPTION PERIOD.

         Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board of Directors and set forth in the applicable option agreement, provided, that such date shall not be later than (10) ten years after the date on which the option is granted.

8.       EXERCISE OF OPTIONS.

         Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. If an option is not at the time of grant immediately exercisable, the Committee may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.

9.       NONTRANSFERABILITY OF OPTIONS.

         No option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution or pursuant to a domestic relations order that would satisfy the applicable requirements of a qualified domestic relations order within the meaning of Section 414(p) of the Code and the rules thereunder, if those provisions were applicable to the Plan. An option may be exercised during the lifetime of the optionee only by the optionee. In the event an optionee dies during his employment by the Company or any of its subsidiaries, or during the three-month period following the date of termination of such employment, his option shall thereafter be exercisable, during the period specified in the option agreement, by his executors or administrators to the full extent to which such option was exercisable by the optionee at the time of his death during the periods set forth in Section 10 or 11(d).

10.      EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP.

         Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, an optionee may exercise an option at any time within three (3) months following the termination of the optionee's employment or other relationship with the Company or within one (1) year if such termination was due to the death or disability (as determined by the Committee) of the optionee, to the extent that such option was exercisable at the optionee's termination of employment or other relationship, but in no event later than the expiration date of the option. If the termination of the optionee's employment or relationship with the Company is for cause or is otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the option shall expire immediately upon such termination. The Committee shall have the power to determine what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the optionee. Unless the Committee determines otherwise, any portion of an option that is not exercisable on the optionee's termination of employment or other relationship with the Company will be forfeited on such termination date.

11.      INCENTIVE STOCK OPTIONS.

         Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

         (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

         (b) 10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                  (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

                  (ii) the option exercise period shall not exceed five years from the date of grant.

         (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000.

         (d) Termination of Employees, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

                  (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

                  (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

                  (iii) if the optionee becomes disabled (within the meaning of Section 22(e) (3) of the Code or any successor provisions thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

         For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date. Unless determined otherwise by the Committee, any portion of an Incentive Stock Option which is not exercisable on the optionee's termination of employment with the Company shall be forfeited. To the extent that an option which is intended to be an Incentive Stock Option does not satisfy the requirements of Code Section 422, it shall be treated as a nonqualified option.

12.      ADDITIONAL PROVISIONS.

         (a) Additional Option Provisions. The Committee may, in its sole discretion, include additional provisions in option agreements covering options granted under the

Plan, including without limitation restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Committee; provided, that such additional provisions shall not be inconsistent with any other term or condition of the Plan.

         (b) Acceleration, Extension, Etc. The Committee may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised.

13.      GENERAL RESTRICTIONS.

         (a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

         (b) Compliance With Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent, or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14.      RIGHTS AS A STOCKHOLDER.

         The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15. ADJUSTMENT PROVISIONS FOR RECAPITALIZATIONS, REORGANIZATIONS AND RELATED TRANSACTIONS.

         (a) Recapitalizations and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split, spinoff or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, the Committee, in its sole discretion, shall make an appropriate and proportionate adjustment in
(x) the maximum number and kind of shares reserved for issuance under the Plan,
(y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable.

         (b) Reorganization, Merger and Related Transactions. If the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, any then outstanding option granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such options would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the purchase price as to which such options may be exercised so that the aggregate purchase price as to which such options may be exercised shall be the same as the aggregate purchase price as to which such options may be exercised for the shares remaining subject to the options immediately prior to such reorganization, merger, or consolidation. For purposes of this Section 15 and Section 16, the Company will be treated as the "surviving corporation" in a merger, consolidation or similar transaction if substantially all of the individuals and entities who were the beneficial owners of the voting securities of the Company immediately prior to the transaction continue to own, directly or indirectly, immediately after the transaction at least 60% of the outstanding shares of voting securities of the corporation resulting from the transaction.

         (c) Board Authority to Make Adjustments. Any adjustments under this
Section 15 will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.      MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION, ETC.

         (a) General. In the event of a consolidation or merger in which the Company is not the surviving corporation, or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company (collectively, a "Corporate Transaction"), the Committee, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a Corporate Transaction under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Corporate Transaction (the "Transaction Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Transaction Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Transaction Price) and
(B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

         (b) Substitute Options. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

17.      NO SPECIAL EMPLOYMENT RIGHTS.

         Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.      OTHER EMPLOYEE BENEFITS.

         Except as to plans which by their terms expressly include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19.      AMENDMENT OF THE PLAN.

         The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, subject to Sections 15 and 16 (relating to adjustments to shares), no such modification or amendment shall, without the optionee's consent, adversely affect the rights of such optionee with respect to options previously granted to him or her under the Plan.

20.      WITHHOLDING.

         (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Committee, which may be withheld by the Committee in its sole discretion, the optionee may elect to satisfy the minimum tax withholding obligations required by law, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

         (b) The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the Company if any or all of such shares are disposed of by the optionee within two years from the date the option was granted or within one year from the date the shares were issued to the optionee pursuant to the exercise of the option, and (ii) if required by law, to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the Company at the time of such disposition.

21.      CANCELLATION AND NEW GRANT OF OPTIONS, ETC.

         The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or
(ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22.      EFFECTIVE DATE AND DURATION OF THE PLAN.

         (a) Effective Date. This amendment and restatement of the Plan shall become effective when adopted by the Board of Directors, subject to the approval of the Company's stockholders to the extent so provided by the Board.

         (b) Termination. Unless sooner terminated in accordance with Section 16, the Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its initial adoption by the Board, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. If the date of termination is determined under
(i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23.      PROVISION FOR FOREIGN PARTICIPANTS.

         The Committee may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

24.      GOVERNING LAW.

         The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

         Adopted by the Board of Directors on August 7, 1996, amended on May 26, 1999, amended and restated effective March 26, 2000 and February 22, 2001.

                                  TEKGRAF, INC.

            980 Corporate Woods Parkway, Vernon Hills, Illinois 60061

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints William M. Rychel and Thomas M. Mason as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of Class A Common Stock of Tekgraf, Inc. held of record by the undersigned on March 20, 2001 at the Annual Meeting of Shareholders to be held on May 17, 2001 or any adjournment thereof.


                         (To be signed on reverse side)

                      Please date, sign and mail your proxy
                         card back as soon as possible!

                         Annual Meeting of Shareholders
                                  TEKGRAF, INC.

                                  May 17, 2001








                 Please Detach and Mail in the Envelope Provided

- --------------------------------------------------------------------------------
|X| Please mark your
    vote as in this
    example.

                      WITHHOLD
                 FOR  AUTHORITY                                                                            FOR  AGAINST  ABASTAIN
1.  ELECTION OF  |_|     |_|    Nominees: Steven J. Carnevale   2.  PROPOSAL to amend and restate the      |_|    |_|       |_|
    DIRECTORS:                            Frank X. Dalton, Jr.      Tekgraf, Inc. 1997 Stock Option Plan.
                                          Thomas M. Mason
                                          William M. Rychel
                                          Albert E. Sisto
                                                                3.  IN THEIR DISCRETION, the Proxies are authorized to vote upon
FOR: except vote withheld from the following nominees:              such other business as may properly come before the meeting.

                                                                This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no
                                                                direction is made, this Proxy will be voted FOR the election of all listed Directors and FOR Proposal 2.

                                                                Please Mark, Date and Return the Proxy Card promptly using the enclosed envelope.

Signature ________________________ Date: ________________, 2001  Signature ________________________ Date: ________________, 2001
NOTE:    Please sign exactly as name or names appear hereon. Where more than one owner is shown on a stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.